UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2005

FREESCALE SEMICONDUCTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32241	20-0443182
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6501 William Cannon Drive West, Austin, Texas 78735
(Address of principal executive offices, including zip code)

(512) 895-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 23, 2005, Freescale Semiconductor, Inc. (“Freescale”) commenced a solicitation of consents necessary to effect an amendment to the Indenture dated as of July 21, 2004, as supplemented, by and between Freescale and Deutsche Bank Trust Company Americas, as trustee, under which Freescale’s $400,000,000 Floating Rate Senior Notes due 2009, $350,000,000 6.875% Senior Notes due 2011 and $500,000,000 7.125% Senior Notes due 2014 were issued. The consent solicitation expired at 5:00 p.m. EDT, on June 7, 2005. Prior to the expiration, Freescale received from holders of notes the consents necessary to effect the amendment to the Indenture. Copies of the Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture have been previously filed as Exhibits 4.1, 4.2, 4.3 and 4.4 to the current report on Form 8-K filed with the Securities and Exchange Commission on July 28, 2004.

On June 8, 2005, Freescale and the trustee executed and delivered the Fourth Supplemental Indenture which contains the amendment with respect to which consents were requested and received. The amendment became effective immediately upon execution and delivery of the Fourth Supplemental Indenture, a copy of which is attached to this current report on Form 8-K as Exhibit 4.1 and is incorporated by reference herein.

Item 8.01. Other Events.

The information presented in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

4.1	Fourth Supplemental Indenture by and between Freescale Semiconductor, Inc. and Deutsche Bank Trust Company Americas, dated as of June 8, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREESCALE SEMICONDUCTOR, INC.

	By:	/s/ John D. Torres

	Name:	John D. Torres
	Title:	Senior Vice President, General Counsel and Secretary
Date: June 8, 2005

Exhibit Index

Exhibit Number	Description
4.1	Fourth Supplemental Indenture by and between Freescale Semiconductor, Inc. and Deutsche Bank Trust Company Americas, dated as of June 8, 2005